SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                             ______________________



                                   FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:  December 30, 1998
                        (Date of earliest event reported)


                           FORMAN PETROLEUM CORPORATION
              (Exact name of Registrant as specified in charter)




       Louisiana                   333-31375                   72-0954774
(State or other juris-            (Commission               (IRS Employer
diction of incorporation)         File No.)                 Identification No.)


650 Poydras Street, Suite 2200, New Orleans, Louisiana                70130
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone no., including area code:  (504) 586-8888

                                      N/A
        (Former Name or Former Address, if Changed Since Last Report)
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Item 5.      Other Events.

             Forman Petroleum Corporation ("Forman") issued today a press release in which the Company announced the nonpayment of the December 1, 1998 installment of interest due on the Company's 13.5% Senior Secured Notes Due June 1, 2004 within the thirty-day grace period provided for such payment. The Company intends to use available funds for exploration and development projects.

             The Company is continuing in its efforts to negotiate a debt restructuring and/or recapitalization of the Company (the "Recapitalization"). It is the Company's policy, absent unusual circumstances, not to comment publicly on discussions concerning proposals that may be considered or transactions that may be pending with respect to the Recapitalization. The Company also intends, absent unusual circumstances, to refrain from making any further announcements or reports with respect to the Recapitalization unless and until a definitive agreement has been executed by the Company with respect to a transaction in connection with the Recapitalization. There can be no assurance that the Company will consummate any transactions in connection with the Recapitalization.

             A copy of the press release is filed with this report as Exhibit
99.5 and is incorporated herein by reference.




Item 7.  Financial Statements and Exhibits.

       (c)   Exhibits

Exhibit No.         Description                                  Page No.
   99.5             Press Release                                Filed Herewith





                                     SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FORMAN PETROLEUM CORPORATION


Dated:  December 31, 1998              By:  /s/ McLain J. Forman
                                            McLain J. Forman
                                            Chairman of the Board,
                                            Chief Executive Officer and
                                            President


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                                  INDEX TO EXHIBITS


Exhibit No.         Description                                  Page No.

   99.5             Press Release                                Filed Herewith